Exhibit 10.1

EXECUTION VERSION

SHAREHOLDERS AGREEMENT
dated as of
February 28, 2020
by and among
ATHENE HOLDING LTD.
and
THE APOLLO SHAREHOLDERS

TABLE OF CONTENTS                                 Page

i

TABLE OF CONTENTS
(Continued) Page

INDEX OF DEFINED TERMS

Term	Section
Affiliate	1.1
AGM	1.1
Agreement	Preamble
AHL	Preamble
Apollo Nominee	3.1(a)
Apollo Representative	1.1
Apollo Shareholders	Preamble
beneficial owner	1.1
beneficial ownership	1.1
beneficially own	1.1
Board of Directors	1.1
Business Day	1.1
Class A Shares	1.1
Closing	1.1
Closing Date	1.1
Closing Price	1.1
Competitor	1.1
Confidential Information	1.1
control	1.1
Controlled Affiliate	1.1
Controlled Entity	1.1
Convertible Securities	1.1
Exchange Act	1.1
Exercise Notice	4.2
Exercised ROFO Transaction	2.4(c)
Facility Closing	4.2
Facility Price	4.1
Facility Right	4.1
Facility Shares	4.2
Fall-away Date	1.1
Funds	1.1
Governing Documents	1.1
Governmental Entity	1.1
Hedging Transaction	1.1
Initial ROFO Period	2.4(b)(i)
Law	1.1
Liquidity Agreement	1.1
Lock-Up Period	2.2
Percentage Interest	1.1

INDEX OF DEFINED TERMS
(Continued)

Term	Section
Permitted Transferee	1.1
Person	1.1
Portfolio Companies	1.1
Proceeding	8.5
Related Party	8.14
ROFO Closing	2.4(c)
ROFO Closing Date	2.4(c)
ROFO Exercise Notice	2.4(b)(i)
ROFO Negotiation Period	2.4(b)(i)
ROFO Notice	2.4(a)
ROFO Offeror	2.4(a)
ROFO Purchaser	2.4(a)
ROFO Transaction	2.4(a)
SEC	1.1
Securities Act	1.1
Selected Court	8.5
Subsidiary	1.1
Transaction Agreement	Recitals
Transfer	1.1
Transferrable	1.1
Transferred	1.1
VWAP	1.1

SHAREHOLDERS AGREEMENT
SHAREHOLDERS AGREEMENT (this “Agreement”), dated as of February 28, 2020, by and among Athene Holding Ltd., a Bermuda exempted company (“AHL”) and each Person identified on the signature pages hereto as an Apollo Shareholder (together with any other shareholders of AHL who become party hereto as “Apollo Shareholders” in accordance with this Agreement, the “Apollo Shareholders”).
WHEREAS, in connection with the transactions contemplated by that certain Transaction Agreement, dated as of October 27, 2019, by and among Apollo Global Management, Inc., a Delaware corporation, AHL and the other parties thereto (the “Transaction Agreement”), AHL and the Apollo Shareholders desire to address herein certain relationships among themselves; and
WHEREAS, the parties hereto desire to provide for certain governance rights and other matters on and after the Closing.
NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS AND USAGE
Section 1.1    Definitions. As used in this Agreement, the following terms shall have the following meanings:
“Affiliate” means in the case of a Person, another Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person; provided, that none of AHL and its Subsidiaries will be deemed an Affiliate of any Apollo Shareholder or any of such Apollo Shareholders’ Affiliates for purposes of this Agreement.
As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.
“AGM” Apollo Global Management, Inc., a Delaware corporation.
“Apollo Related Holder Shares” means the number of Class A Shares that AGM can reasonably demonstrate with documentary or other evidence to the reasonable satisfaction of AHL are beneficially owned in the aggregate by the Apollo Shareholders, the controlled Affiliates of AGM and the Persons set forth on Exhibit A (excluding for this purpose any

Class A Shares to which the Apollo Shareholders have been granted a proxy by an employee of AHL).
“Apollo Representative” means Apollo Management Holdings, L.P. or, subject to receipt of all required regulatory consents, authorizations and approvals (if any), such other Apollo Shareholder selected by the Apollo Shareholders and designated by the Apollo Representative in a written notice to AHL.
“beneficial ownership” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “beneficially own” and “beneficial owner” shall have correlative meanings.
“Board of Directors” means the board of directors of AHL.
“Business Day” means any day other than Saturday, Sunday, any day which shall be a federal legal holiday in the United States or Bermuda or any day on which banking institutions in The State of New York are authorized or required by Law or other governmental action to close.
“Class A Shares” means the Class A common shares, $0.001 par value per share, of AHL.
“Closing” has the meaning given to such term in the Transaction Agreement.
“Closing Date” has the meaning given to such term in the Transaction Agreement.
“Closing Price” means the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Class A Shares are then listed or admitted to trading.
“Competitor” means any Person that is, or is affiliated in any manner with any other Person that is the reasonable good faith judgement of AHL in direct competition with, or controls any Person in direct competition with, AHL; provided that none of AGM or any of its Affiliates shall be deemed a Competitor at any time other than an Affiliate of AGM that is itself a Portfolio Company which may be deemed a Competitor to the extent such Portfolio Company is itself a Competitor pursuant to this definition.
“Confidential Information” means all non-public information (irrespective of the form of communication, and irrespective of whether obtained prior to or after the date hereof or whether pursuant to this Agreement or otherwise) concerning AHL and its Controlled Affiliates that may be or may have been furnished to any Person by or on behalf of AHL, its Controlled Affiliates or any of their respective representatives, pursuant to or in connection with this Agreement, other than information which (a) becomes generally available to the public other than as a result of a breach of this Agreement or another duty or obligation of confidentiality, (b) becomes available to such Person on a non-confidential basis from a source other than AHL, its Controlled Affiliates or any of their respective representatives; provided that the source thereof is not known by such Person or its Affiliates or its or their respective representatives to be bound by a duty or obligation of confidentiality, or (c) is independently developed by such Person, its Affiliates or its or their respective representatives without the use of or reference to any information that would otherwise be Confidential Information hereunder.
“Controlled Affiliate” of any Person means any Affiliate that directly or indirectly, through one or more intermediaries, is controlled (as defined in the definition of “Affiliate”) by such Person.
“Controlled Entity” means, as to any Person, (a) any corporation more than fifty percent (50%) of the outstanding voting stock of which is owned by such Person or such Person’s Affiliates, (b) any partnership of which such Person or an Affiliate of such Person is the managing partner (or the general partner if such partnership is a limited partnership) and in which such Person or such Person’s Affiliates hold partnership interests representing at least fifty percent (50%) of such partnership’s capital and profits and (c) any limited liability company of which such Person or an Affiliate of such Person is the manager or managing member and in which such Person or such Person’s Affiliates hold membership interests representing at least fifty percent (50%) of such limited liability company’s capital and profits.
“Convertible Securities” means any stock or securities directly or indirectly convertible into or exercisable or exchangeable for Class A Shares (excluding any unvested options or similar interests that are subject to vesting and any options or other similar interests that are not then exercisable).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor Law, in each case together with the rules and regulations promulgated thereunder.
“Fall-away Date” means the first date on which (i) the Apollo Related Holder Shares represent less than seven and one-half percent (7.5%) of the total aggregate number of Class A Shares issued and outstanding, or (ii) the Apollo Shareholders have a Percentage Interest of less than five percent (5%).
“Funds” means any separate account, client (other than AHL and its Subsidiaries), investment vehicle or similar entity sponsored, advised or managed, directly or indirectly, by AGM or any of its Subsidiaries.
“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a corporation are its certificate or articles of incorporation and by-laws, the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership and the “Governing Documents” of a limited liability company are its operating agreement and certificate of formation or articles of organization.

“Governmental Entity” means any federal, state, local, municipal or foreign government or subdivision thereof or any other governmental, administrative, judicial, arbitral, legislative, executive, regulatory or self-regulatory authority (including the New York Stock Exchange and FINRA—Financial Industry Regulatory Authority), instrumentality, agency, commission or body.
“Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale, pledge or grant of any right (including any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Class A Shares.
“Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, order, award, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.
“Liquidity Agreement” means the Liquidity Agreement, dated as of the date hereof, by and among AGM, AHL and the other parties thereto
“Percentage Interest” means, with respect to any Person and as of any time of determination, a fraction, expressed as a percentage, the numerator of which is the number of Class A Shares held or beneficially owned by such Person, including Class A Shares to which such Person has been granted a valid proxy, as of such date and the denominator of which is the aggregate number of Class A Shares issued and outstanding as of such date.
“Permitted Transferee” means, with respect to any Person, any Controlled Entity or Affiliate of such Person, a Transfer to which such Controlled Entity or Affiliate would not reasonably be expected to result in adverse tax or regulatory consequences to any party hereto, as reasonably determined by AHL in good faith; provided, however, that no Person that is a Competitor shall be a Permitted Transferee for purposes of this Agreement; provided further that such Permitted Transferee has signed a joinder pursuant to Section 2.5.
“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.
“Portfolio Companies” means any Person in which any Fund owns or has made, directly or indirectly, an investment.
“SEC” means U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and any successor Law, in each case together with the rules and regulations promulgated thereunder.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.
“Transfer” means any direct or indirect sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, charge, encumbrance, hypothecation, mortgage, creation of a security interest in, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of Law (including the creation of any derivative or synthetic interest). The terms “Transferred” and “Transferrable” have correlative meanings.
“VWAP” means, with respect to any publicly traded equity security, the volume weighted average price of such equity security over a specified period of time as reported by Bloomberg (or its equivalent, nationally recognized successor if Bloomberg ceases to provide such reports).
Section 1.2    Interpretation. In this Agreement and in the exhibits hereto, except to the extent that the context otherwise requires:
(a)    the headings are for convenience of reference only and shall not affect the interpretation of this Agreement;
(b)    defined terms include the plural as well as the singular and vice versa;
(c)    words importing gender include all genders;
(d)    a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been or may from time to time be amended, extended, re-enacted or consolidated and to all statutory instruments or orders made thereunder;
(e)    any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified, supplemented or restated, including by waiver or consent, and references to all attachments thereto and instruments incorporated therein, but in the case of each of the foregoing, only to the extent that such amendment, modification, supplement, restatement, waiver or consent is effected in accordance with this Agreement;
(f)    any reference to “day” or “month” means a calendar day or a calendar month;
(g)    any reference to a “day” means the whole of such day, being the period of 24 hours running from midnight to midnight;
(h)    references to Articles, Sections, subsections, clauses and Exhibits are references to Articles, Sections, subsections, clauses and Exhibits of and to this Agreement;

(i)    the words “including” and “include” and other words of similar import shall be deemed to be followed by the phrase “without limitation”;
(j)    the word “or” shall be disjunctive but not exclusive; and
(k)    unless otherwise specified, references to any party to this Agreement or any other document or agreement shall include such party’s successors and permitted assigns.
ARTICLE II
TRANSFER
Section 2.1    Generally.  The parties hereto acknowledge and agree that the Class A Shares held by any Apollo Shareholder may not be Transferred to any Person, and no Apollo Shareholder shall have any right to Transfer or otherwise dispose of any Class A Shares, other than (a) after consultation with AHL, and subject to receipt of all required regulatory consents, authorizations and approvals, to a Permitted Transferee; or (b) in accordance with and subject to the terms of this Agreement.
Section 2.2    Apollo Lockup.  For the period beginning on the Closing Date and ending on the three (3) year anniversary of the Closing Date (the “Lock-Up Period”) no Apollo Shareholder shall (a) directly or indirectly, Transfer any Class A Share to any Person other than to a Permitted Transferee as permitted under Section 2.1, or (b) enter into any Hedging Transaction.
Section 2.3    Additional Transfer Restrictions.  From and after the expiration of the Lock-Up Period (or prior to such expiration in connection with a Transfer to a Permitted Transferee pursuant to Section 2.1), no Apollo Shareholder shall directly or indirectly, Transfer any Class A Share to any Person that, (a) is a Competitor or (b) to the knowledge of such Apollo Shareholder, after reasonable inquiry (including, where practicable, obtaining a representation of the ownership of Class A Shares of such proposed transferee), would have a Percentage Interest in excess of two and one half of a percent (2.5%) after giving effect to such Transfer; provided, however, that the restrictions in this Section 2.3 shall not apply to any sale of any Class A Share on a national stock exchange or pursuant to a widely distributed underwritten public offering.
Section 2.4    Right of First Offer. Except for Transfers (x) to a Permitted Transferees pursuant to Section 2.1(a) or (y) that are registered under the Securities Act:
(a)    Right of First Offer.  If, following the Lock-Up Period, any Apollo Shareholder proposes to effect a Transfer (such Person proposing to effect such Transfer, the “ROFO Offeror” and such transaction, a “ROFO Transaction”) of all or any of its Class A Shares to any Person other than a Permitted Transferee (the “ROFO Purchaser”), then the ROFO Offeror shall give prior written notice to AHL of such Transfer (a “ROFO Notice”), which ROFO Notice shall set forth the aggregate number of Class A Shares proposed to be subject to Transfer by the ROFO Offeror.
(b)    Exercise of ROFO.
(i)    Within five (5) days after the delivery of the ROFO Notice to AHL (the “Initial ROFO Period”), AHL shall have the right and option, but not the obligation, to deliver a written notice offering to purchase the Class A Shares subject to such ROFO Notice (the “ROFO Offer Notice”), which ROFO Offer Notice shall set forth the material terms and conditions of the proposed ROFO Transaction (including (i) the proposed price per Class A Share and the form of consideration, if other than cash and (iii) the proposed terms and conditions of payment). If AHL delivers a ROFO Offer Notice in accordance with this Section 2.4(b) and the ROFO Offeror wishes to accept the offer in such ROFO Offer Notice, AHL and the ROFO Offeror shall negotiate in good faith to enter into definitive documentation with respect to such ROFO Transaction within five (5) days (the “ROFO Negotiation Period”) of the date of the ROFO Offer Notice.  If the ROFO Offer Notice is given to the ROFO Offeror but the ROFO Offeror does not wish to accept the offer in such ROFO Offer Notice or AHL (or its designated Affiliate(s)) and the ROFO Offeror fail to enter into definitive documentation with respect to the ROFO Transaction prior to the expiration of the ROFO Negotiation Period, the ROFO Offeror shall be permitted to enter into and consummate a ROFO Transaction with one or more transferees on terms and conditions substantially similar to (and in no event more favorable to the transferee than) the terms and conditions set forth in the ROFO Offer Notice, so long as the ROFO Offeror has complied with the other provisions of this Agreement.
(ii)    If a ROFO Notice is given to AHL, and during the Initial ROFO Period, AHL does not deliver a ROFO Offer Notice in accordance with this Section 2.4(b), the ROFO Offeror shall be free, upon the expiration of the Initial ROFO Period, to enter into and consummate a ROFO Transaction with one or more transferees, so long as the ROFO Offeror has complied with the other provisions of this Agreement.
(iii)    If, at the end of the ninety (90) day period following the end of the ROFO Negotiation Period (or, if no ROFO Offer Notice was delivered by AHL pursuant to this Section 2.4, the end of the Initial ROFO Period) with respect to a ROFO Notice delivered to AHL pursuant to this Section 2.4 that did not result in a transaction being consummated between AHL and the ROFO Offeror, the ROFO Offeror has not consummated the applicable ROFO Transaction, then such ROFO Transaction shall be deemed to have been abandoned and may only be completed if the procedures set forth in this Section 2.4 are followed again with respect to such ROFO Transaction.
(c)    ROFO Transaction Closing.  The closing (a “ROFO Closing”) of any Transfer by the ROFO Offeror to AHL or its designated Affiliates under this Section 2.4 (any such Transfer, an “Exercised ROFO Transaction”) shall take place on such date as is set forth in the definitive transaction agreement entered into between, on the one hand, the ROFO Offeror, and, on the other hand, AHL or such Affiliates (with respect to a particular Exercised ROFO Transaction under this Section 2.4, such date, the “ROFO Closing Date”).

At the ROFO Closing, (i) AHL or such Affiliates shall pay or cause to be paid to the ROFO Offeror the applicable purchase price in cash in immediately available funds (or other consideration as may be agreed by AHL or such Affiliate(s), on the one hand, and the ROFO Offeror, on the other hand) and (ii) (x) the ROFO Offeror shall Transfer the Class A Shares sold pursuant to such Exercised ROFO Transaction to AHL or such Affiliates and (y) the ROFO Offeror shall cease to hold the Class A Shares sold pursuant to such Exercised ROFO Transaction.
Section 2.5    Transfers and Joinders. If any Apollo Shareholder effects any Transfer of Class A Shares to a Permitted Transferee, such Apollo Shareholder shall, if such Permitted Transferee is not an Apollo Shareholder, prior to or concurrently with such Transfer, cause such Permitted Transferee to execute a joinder to this Agreement, in form and substance reasonably acceptable to AHL, in which such Permitted Transferee agrees to be an “Apollo Shareholder” for all purposes of this Agreement and which provides that such Permitted Transferee shall be bound by and shall fully comply with the terms of this Agreement that are applicable to Apollo Shareholders. Notwithstanding the foregoing or anything herein to the contrary, such Apollo Shareholder shall not be relieved of any obligation or liability hereunder arising prior to the consummation of such Transfer.
Section 2.6    Binding Effect on Transferees. Subject to execution of a joinder to this Agreement prior to or concurrently with the applicable Transfer, in form and substance reasonably acceptable to AHL pursuant to Section 2.5, such Permitted Transferee shall become an Apollo Shareholder hereunder.
Section 2.7    Improper Transfer.  Any attempt to Transfer any Class A Shares other than in accordance with this Agreement shall be null and void and no right, title or interest in or to such Class A Shares shall be Transferred to the purported transferee, buyer, donee, assignee or encumbrance holder in connection with any attempted Transfer. AHL will not give, or permit its transfer agent to give, any effect to any such attempted Transfer on its records.
Section 2.8    Certain Transfers.  Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall prohibit, restrict or impose any conditions on any Transfer of Class A Shares by any Fund or Portfolio Company, except to the extent that such Class A Shares were Transferred to such Fund or Portfolio Company by an Apollo Shareholder after the date hereof.
ARTICLE III
BOARD REPRESENTATION; INFORMATION
Section 3.1    Apollo Nominees.
(a)    Until the Fall-away Date, AHL shall take all necessary actions so as to cause to be nominated for election to the Board of Directors at each annual or special general meeting at which the shareholders will vote on the election of directors, a number of individuals nominated by the Apollo Shareholders (which shall act for such purposes through the Apollo Representative) who meet all legal and regulatory requirements necessary to serve on the Board of Directors equal to (x) the Percentage Interest of the Apollo Shareholders multiplied by the total number of directorships comprising the Board of Directors (i.e., for the avoidance of doubt, including any vacancies and newly created directorships) and rounded up to the nearest whole number (for sake of clarity, the result of this calculation shall not equal less than zero and any number that is not a whole number shall be rounded to the next highest whole number) (each such Person nominated pursuant to this Section 3.1, an “Apollo Nominee”), minus (y) the number of Apollo Nominees then serving on classes of the Board of Directors whose terms are not expiring at such annual or special general meeting. Notwithstanding the foregoing, the number of Apollo Nominees shall not equal or exceed a majority of the individuals nominated to serve on the Board of Directors unless the Percentage Interest of the Apollo Shareholders is greater than fifty percent (50%). For purposes of the nomination right set forth in this Section 3.1, the employees of or consultants to AGM and its Affiliates who are on the Board of Directors as of the date hereof (other than the Chief Executive Officer of the Company) shall be deemed to be Apollo Nominees.
(b)    Prior to the Fall-away Date, if any Apollo Nominee should resign from the Board of Directors or be rendered unable to serve on the Board of Directors by reason of death or disability or otherwise, then the Apollo Shareholders (which shall act for such purposes through the Apollo Representative) shall be entitled to nominate a replacement meeting all legal and regulatory requirements necessary to serve on the Board of Directors and AHL shall use commercially reasonable efforts to cause the Board of Directors to cause such vacancy to be filled with such replacement Apollo Nominee; provided, that for the avoidance of doubt, the Apollo Shareholders shall not have the right to nominate a new Apollo Nominee, and AHL shall not be required to take any action to cause any vacancy to be filled with any such new Apollo Nominee, to the extent that election of such new Apollo Nominee to the Board of Directors would result in a number of Apollo Nominees serving on the Board of Directors being in excess of the number of Apollo Nominees to which the Apollo Shareholders is then entitled pursuant to Section 3.1(a). Any such nominated replacement who becomes a member of the Board of Directors shall be deemed to be an Apollo Nominee for all purposes under this Agreement.
(c)    AHL shall (i) use commercially reasonable efforts to cause the Board of Directors to recommend to AHL shareholders to vote in favor of the election of each Apollo Nominee, (ii) use commercially reasonable efforts to solicit proxies or consents in favor of the Apollo Nominees to the same or greater extent as it does so in favor of the other persons nominated or recommended by the Board of Directors (or a committee thereof), and (iii) reasonably cooperate with the Apollo Shareholders with respect to the Apollo Shareholders’ desired classification of the Apollo Nominees across the various classes of the Board of Directors.
(d)    The Apollo Shareholders’ right to nominate the Apollo Nominees is personal to the Apollo Shareholders and shall not be Transferrable to any other Person.

Section 3.2    Books and Records; Access.  Without derogating from any rights the Apollo Shareholders have under any other agreement or otherwise, until the Fall-away Date, AHL shall, and shall cause its Subsidiaries to, permit the Apollo Shareholders and their respective designated representatives, upon reasonable prior notice to AHL: (a) to inspect, review or make copies and extracts during normal business hours from the books and records of AHL or any of such Subsidiaries and (b) once during any fiscal quarter to discuss the affairs, finances and condition of AHL or any of such Subsidiaries with the officers and public accountants of AHL or any such Subsidiary. Notwithstanding the foregoing or anything in this Agreement to the contrary, AHL shall not be required to provide such portions of any materials pursuant to this Section 3.2 containing attorney-client, work product or similar privileged information of AHL or any of their respective Subsidiaries or other information required by AHL or any of its Subsidiaries to be kept confidential pursuant to and in accordance with the terms of any confidentiality agreement with a third Person or applicable Law, so long as AHL has used its commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to the Apollo Shareholders without the loss of any such privilege or without violating such confidentiality obligation. If the Apollo Shareholders exercise their rights pursuant to this Section 3.2, it shall be at the sole cost and expense of the Apollo Shareholders.
Section 3.3    Confidentiality.  Each Apollo Shareholder shall, and shall cause the Apollo Nominees to, keep confidential all Confidential Information; provided, that such Apollo Shareholder may, subject to and in compliance with applicable securities Laws, provide Confidential Information to any of its Affiliates or representatives to the extent reasonably necessary (and to the extent such Person reasonably needs to know such information) in connection with such Apollo Shareholder’s investment in AHL; provided, however, that such Apollo Shareholder shall cause any such recipient to agree to comply, and to comply, with the provisions of this Section 3.3, as well as Section 3.4, which are applicable to such Apollo Shareholder, it being understood that such Apollo Shareholder shall be responsible for any breach of the provisions hereof by such recipient. Notwithstanding the foregoing, such Apollo Shareholder, and any director, officer or employee of such Apollo Shareholder who receives Confidential Information (or any other Person who receives Confidential Information from such Apollo Shareholder in accordance with the terms of this Agreement) may disclose any such Confidential Information to the extent required by applicable Law; provided that, to the extent practicable and legally permissible, the disclosing party (a) gives AHL reasonable notice of any such requirement so that AHL may seek appropriate protective measures (at AHL’s sole cost and expense) and (b) to the extent requested in writing by AHL, reasonably cooperates with AHL (at AHL’s sole cost and expense) in attempting to obtain such protective measures.
Section 3.4    Securities Laws.  Each Apollo Shareholder acknowledges that it is aware, and will advise any of its Affiliates who receive Confidential Information pursuant to Section 3.1, Section 3.2 or otherwise, that applicable securities Laws prohibit any Person who has received material, non-public information from purchasing or selling securities on the basis of such information or from communicating such information to any other Person unless in compliance with such Laws.

ARTICLE IV
CAPITAL SUPPORT FACILITY
Section 4.1    Capital Support Facility. AHL hereby grants the Apollo Representative, or its designees as set out below, a right (the “Facility Right”), exercisable on one or more occasions, to purchase up to that number of Class A Shares that would increase by five (5) percentage points the percentage of the issued and outstanding Class A Shares represented by the Conditional Right Parties Shares (as defined in the Transaction Agreement) (including in the denominator the maximum number of Class A Shares issuable upon conversion of all outstanding Convertible Securities and the Class A Shares issued pursuant to the Facility Right) as further described in this Section 4.1, for a purchase price equal to the higher of the Closing Price of the Class A Shares on the last trading day immediately prior to the applicable exercise of the Facility Right and (a) for the first year after the Closing, $42.92, and (b) thereafter, the 60 calendar day trailing VWAP of such Class A Shares as of the applicable exercise date of the Facility Right (the “Facility Price”). The Apollo Representative shall have the right to exercise the Facility Right at any time following the Closing. The Facility Right may be exercised in whole or in part, and on one or more occasion but, except to the extent that the exercise of a lesser percentage would result in the Facility Right being exercised in whole, each exercise will increase by no less than one (1) percentage point the percentage of the issued and outstanding Class A Shares as of such date of exercise represented by the Conditional Right Parties Shares (including in the denominator the maximum number of Class A Shares issuable upon conversion of all outstanding Convertible Securities and the Class A Shares issued pursuant to such exercise of the Facility Right). For illustrative purposes, if the Apollo Representative exercises the Facility Right to increase by one (1) percentage point the percentage of the issued and outstanding Class A Shares as of such date of exercise represented by the Conditional Right Parties Shares (including in the denominator the maximum number of Class A Shares issuable upon conversion of all outstanding Convertible Securities and the Class A Shares issued pursuant to such exercise of the Facility Right), then the Apollo Representative will continue to have the right to, at a later date, increase by four (4) percentage points the percentage of the issued and outstanding Class A Shares as of such later date of exercise represented by the Conditional Right Parties Shares (including in the denominator the maximum number of Class A Shares issuable upon conversion of all outstanding Convertible Securities and the Class A Shares issued pursuant to such later exercise of the Facility Right).
Section 4.2    Exercise Procedures. To exercise the Facility Right, the Apollo Representative shall deliver a written notice of such exercise (the “Exercise Notice”) to AHL. The Exercise Notice shall indicate the number of Class A Shares or percentage of Class A Shares as of such date of exercise (including in the denominator the maximum number of Class A Shares issuable upon conversion of all outstanding Convertible Securities and the Class A Shares issued pursuant to such exercise of the Facility Right) that the Apollo Representative, or its designees as set out below, is purchasing pursuant to the Facility Right (the “Facility Shares”). As promptly as reasonably practicable, but not less than five (5) Business Days following the delivery of an Exercise Notice to AHL (provided that such period shall be tolled to the extent necessary to obtain all required regulatory consents, authorizations and approvals, including those implicated for any Affiliates), AHL and the Apollo Representative shall effect the closing of the purchase indicated by the Exercise Notice (the “Facility Closing”). At the Facility Closing, (a) the Apollo Representative shall pay or cause to be paid to AHL, by wire transfer to an account designated in writing to the Apollo Representative by AHL for such purpose, an amount in U.S. dollars that is equal to the aggregate Facility Price in respect of the number of Facility Shares indicated by the Exercise Notice, and (b) AHL shall issue the Facility Shares indicated in the Exercise Notice to the Apollo Representative or one (1) or more Affiliates of the Apollo Representative designated by the Apollo Representative.
Section 4.3    AHL Action. AHL will use commercially reasonable efforts in accordance with applicable Law (including the rules of the New York Stock Exchange) to cause the Facility Closing to occur.
ARTICLE V
APOLLO REPRESENTATIVE
Section 5.1    Authority. The Apollo Representative shall have the right to vote the Class A Shares beneficially owned by each Apollo Shareholder, including Class A Shares to which an Apollo Shareholder has been granted a valid proxy, at any meeting of AHL’s shareholders and in any action by written consent of AHL’s shareholders. All decisions, actions, consents and instructions of the Apollo Representative pursuant to this Agreement shall be final and binding upon all of the Apollo Shareholders, and no such Person shall have any right to object, dissent, protest or otherwise contest the same. The Apollo Shareholders shall be bound by all actions taken and documents executed by the Apollo Representative in connection with this Agreement.

ARTICLE VI
TERMINATION
Section 6.1    Term. The terms of this Agreement shall terminate, and be of no further force and effect, upon the first to occur of:
(a)    the mutual consent of the Apollo Representative and AHL; and
(b)    with respect to any Apollo Shareholder, the first time such Apollo Shareholder has Transferred all (but not less than all) of its Class A Shares.
Section 6.2    Survival. If this Agreement is terminated pursuant to Section 6.1, this Agreement shall become null and void and of no further force and effect, except for: (i) the provisions set forth in Section 3.3, this Section 6.2, Section 8.4, Section 8.5, Section 8.9 and Section 8.14 and (ii) the rights of the Apollo Shareholders with respect to the breach of any provision hereof by AHL, which shall, in each case of the preceding clauses (i) and (ii), survive the termination of this Agreement.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES
Section 7.1    Representations and Warranties of the Apollo Shareholders. Each Apollo Shareholder represents and warrants to AHL as of the date hereof that (a) such Apollo Shareholder is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly executed by such Apollo Shareholder and is a valid and binding agreement of such Apollo Shareholder, enforceable against such Apollo Shareholder in accordance with its terms; and (c) the execution, delivery and performance by such Apollo Shareholder of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both would constitute) a default under any agreement to which such Apollo Shareholder is a party or, if such Apollo Shareholder is an entity, the Governing Documents of such Apollo Shareholder.
Section 7.2    Representations and Warranties of AHL. AHL represents and warrants to each Apollo Shareholder that as of the date hereof (a) AHL is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly authorized, executed and delivered by AHL and is a valid and binding agreement of AHL, enforceable against AHL in accordance with its terms; and (c) the execution, delivery and performance by AHL of this Agreement does not violate or conflict with or result in a breach by AHL of or constitute (or with notice or lapse of time or both would constitute) a default by AHL under the Governing Documents of AHL, any existing applicable Law, judgment, order, or decree of any Governmental Entity exercising any statutory or regulatory authority over any of the foregoing, domestic or foreign, having jurisdiction over AHL or any of its Subsidiaries or Controlled Affiliates or any of their respective properties or assets, or any agreement or instrument to which AHL or any of its Subsidiaries or Controlled Affiliates is a party or by which AHL or any of its Subsidiaries or Controlled Affiliates or any of its or their respective properties or assets may be bound.

ARTICLE VIII
MISCELLANEOUS
Section 8.1    Entire Agreement. This Agreement, the Transaction Agreement and the Liquidity Agreement, together with the other documents contemplated hereby and thereby, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and thereof and fully supersede any and all prior or contemporaneous agreements or understandings among the parties hereto pertaining to the subject matter hereof and thereof.
Section 8.2    Further Assurances. Each of the parties hereto does hereby covenant and agree on behalf of itself, its successors, and its permitted assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and to take such other actions as may be required by Law or reasonably necessary to effectively carry out the intent and purposes of this Agreement.
Section 8.3    Notices. Any notice, consent, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be (a) delivered personally to the Person or to an officer of the Person to whom the same is directed, (b) sent by overnight mail or registered or certified mail, return receipt requested, postage prepaid, or (c) sent by email, with electronic or written confirmation of receipt, in each case addressed as follows:

(i)	If to AHL, to:
Athene Holding Ltd.
Chesney House
96 Pitts Bay Road
Pembroke HM 08
Bermuda
Attention:    Natasha Scotland Courcy
E-mail:    NCourcy@Athene.bm
with a copy (which shall not constitute notice) to:
Sidley Austin LLP
One South Dearborn Street
Chicago, IL 60603
Attention:    Perry J. Shwachman
Samir A. Gandhi
Jeremy Watson
Email:    pshwachman@sidley.com
sgandhi@sidley.com
jcwatson@sidley.com

Latham & Watkins LLP
885 Third Avenue
New York, NY 10022
Attention:    A. Peter Harwich
Daniel E. Rees
Email:    peter.harwich@lw.com
daniel.rees@lw.com

(ii)	if to any Apollo Shareholder, to:
Apollo Global Management, Inc.
9 West 57th Street, 43rd Floor
New York, NY 10019

Attention:    John J. Suydam
Email:    jsuydam@apollo.com
with a copy (which shall not constitute notice) to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention:    John M. Scott
    Brian P. Finnegan
    Ross A. Fieldston
Email:    jscott@paulweiss.com
    bfinnegan@paulweiss.com
    rfieldston@paulweiss.com
Any such notice shall be deemed to be delivered, given and received for all purposes as of: (A) the date so delivered, if delivered personally, (B) upon receipt, if sent by facsimile or e-mail, or (C) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed.
Section 8.4    Governing Law.  ALL ISSUES AND QUESTIONS CONCERNING THE APPLICATION, CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF BERMUDA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF BERMUDA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN BERMUDA.
Section 8.5    Consent to Jurisdiction. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement or any transaction contemplated hereby each of the parties hereto hereby irrevocably (a) submits to the exclusive jurisdiction of the Supreme Court of Bermuda (the “Selected Court”) and waives any objection to venue being laid in the Selected Court whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before the Selected Court; provided, however, that a party may commence any Proceeding in a court other than the Selected Court solely for the purpose of enforcing an order or judgment issued by the Selected Court; (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the applicable party hereto at its address set forth in Section 8.3; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by Law; and (c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS

PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER AMONG THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
Section 8.6    Equitable Remedies. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached.  It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at Law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto.  Each party hereto further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at Law would be adequate.
Section 8.7    Construction. This Agreement shall be construed as if all parties hereto prepared this Agreement.
Section 8.8    Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same agreement.
Section 8.9    Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to give any Person other than the parties hereto (or their respective legal representatives, successors, heirs and distributees) any legal or equitable right, remedy or claim under or in respect of any agreement or provision contained herein, it being the intention of the parties hereto that this Agreement is for the sole and exclusive benefit of such parties (or such legal representatives, successors, heirs and distributees) and for the benefit of no other Person; provided, that the Related Parties of the parties hereto and the Related Parties of the Related Parties of the parties hereto shall be express third party beneficiaries of Section 8.14.
Section 8.10    Binding Effect. Except as otherwise provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. No party may assign any of its rights hereunder to any Person; provided, that the Apollo

Shareholders may assign their rights hereunder to their respective Permitted Transferees. Each Permitted Transferee of any Apollo Shareholder shall be subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement.  Notwithstanding the foregoing, no successor or assignee of AHL shall have any rights granted under this Agreement until such Person shall acknowledge its rights and obligations hereunder by a signed written statement of such Person’s acceptance of such rights and obligations.
Section 8.11    Severability. In the event that any provision of this Agreement as applied to any party or to any circumstance, shall be adjudged by a court to be void, unenforceable or inoperative as a matter of Law, then the same shall in no way affect any other provision in this Agreement, the application of such provision in any other circumstance or with respect to any other party, or the validity or enforceability of the Agreement as a whole.
Section 8.12    Adjustments Upon Change of Capitalization. In the event of any change in the outstanding Class A Shares, by reason of dividends, distributions, splits, reverse splits, spin-offs, split-ups, recapitalizations, combinations, exchanges of shares and the like, the term “Class A Shares” shall refer to and include the securities received or resulting therefrom, but only to the extent such securities are received in exchange for or in respect of Class A Shares.
Section 8.13    Amendments; Waivers.
(a)    No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the Apollo Representative and AHL, or in the case of a waiver, by either the Apollo Representative if such waiver is to be effective against the Apollo Shareholders, AHL, if such waiver is to be effective against AHL.
(b)    No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.
Section 8.14    Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, by its acceptance of this Agreement, each party hereto covenants, acknowledges and agrees that no Person other than the parties hereto shall have any obligation hereunder and that (a) notwithstanding that any of the parties hereto may be a partnership or limited liability company, no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against any former, current or future, direct or indirect director, manager, officer, employee, agent, financing source or Affiliate of any of the parties hereto, any former, current or future, direct or indirect holder of any equity interests or securities of any of the parties hereto (whether such holder is a limited or general partner, manager, member, stockholder, securityholder or otherwise), any former, current or future assignee of any of the parties hereto, any former, current or future director, officer, employee, agent, financing source, general or limited partner, manager, management company, member, stockholder, securityholder, Affiliate, controlling Person or representative or assignee of any of the foregoing, or any former, current or future heir, executor, administrator, trustee, successor or assign of any of the foregoing other than the parties hereto or their respective successors or assignees under the this Agreement (any such Person or entity, other than the parties hereto or their respective successors or assignees under this Agreement, a “Related Party”) or any Related Party of the Related Parties of the parties hereto whether by the enforcement of any judgment or assessment or by any legal or equitable Proceeding, or by virtue of any applicable Law; and (b) no personal liability whatsoever will attach to, be imposed on or otherwise incurred by any Related Party of any party hereto or any Related Party of such party’s Related Parties under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of, or by reason of such obligations hereunder or by their creation.
[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Shareholders Agreement to be duly executed and delivered, all as of the date first set forth above.
AHL

ATHENE HOLDING LTD.

By:	/s/ Adam Laing Name: Adam Laing Title: SVP Finance

[Signature Page to Shareholders Agreement]

APOLLO SHAREHOLDERS

APH I HOLDINGS - WEDNESDAY SUB (CAYMAN), LLC

By:	Apollo Principal Holdings I, L.P., its sole member
By: Apollo Principal Holdings I GP, LLC, its general partner

By:	/s/ John J. Suydam

Name:	John J. Suydam Title: Vice President and Secretary

APH II HOLDINGS - WEDNESDAY SUB (CAYMAN), LLC

By:	Apollo Principal Holdings II, L.P., its sole member
By: Apollo Principal Holdings II GP, LLC, its general partner

By:	/s/ John J. Suydam

Name:	John J. Suydam Title: Vice President and Secretary

[Signature Page to Shareholders Agreement]

APH III HOLDINGS - WEDNESDAY SUB (CAYMAN), LLC

By:	Apollo Principal Holdings III, L.P., its sole member
By: Apollo Principal Holdings III GP, LLC, its general partner

By:	/s/ John J. Suydam

Name:	John J. Suydam Title: Vice President and Secretary

APH IV HOLDINGS - WEDNESDAY SUB (CAYMAN), LLC

By:	Apollo Principal Holdings IV, L.P., its sole member
By: Apollo Principal Holdings IV GP, LLC, its general partner

By:	/s/ John J. Suydam

Name:	John J. Suydam Title: Vice President and Secretary
APH V HOLDINGS - WEDNESDAY SUB (CAYMAN), LLC

By:	Apollo Principal Holdings V, L.P., its sole member
By: Apollo Principal Holdings V GP, LLC, its general partner

By:	/s/ John J. Suydam

Name:	John J. Suydam Title: Vice President and Secretary

[Signature Page to Shareholders Agreement]

APH VI HOLDINGS - WEDNESDAY SUB (CAYMAN), LLC

By:	Apollo Principal Holdings VI, L.P., its sole member
By: Apollo Principal Holdings VI GP, LLC, its general partner

By:	/s/ John J. Suydam

Name:	John J. Suydam Title: Vice President and Secretary

APH VII HOLDINGS - WEDNESDAY SUB (CAYMAN), LLC

By:	Apollo Principal Holdings VII, L.P., its sole member
By: Apollo Principal Holdings VII GP, LLC, its general partner

By:	/s/ John J. Suydam

Name:	John J. Suydam Title: Vice President and Secretary

[Signature Page to Shareholders Agreement]

APH VIII HOLDINGS - WEDNESDAY SUB (CAYMAN), LLC

By:	Apollo Principal Holdings VIII, L.P., its sole member
By: Apollo Principal Holdings VIII GP, LLC, its general partner

By:	/s/ John J. Suydam

Name:	John J. Suydam Title: Vice President and Secretary

APH IX HOLDINGS - WEDNESDAY SUB (CAYMAN), LLC

By:	Apollo Principal Holdings IX, L.P., its sole member
By: Apollo Principal Holdings IX GP, LLC, its general partner

By:	/s/ John J. Suydam

Name:	John J. Suydam Title: Vice President and Secretary

APH X HOLDINGS - WEDNESDAY SUB (CAYMAN), LLC

By:	Apollo Principal Holdings X, L.P., its sole member
By: Apollo Principal Holdings X GP, LLC, its general partner

By:	/s/ John J. Suydam

Name:	John J. Suydam Title: Vice President and Secretary

[Signature Page to Shareholders Agreement]

APH XII HOLDINGS - WEDNESDAY SUB (CAYMAN), LLC

By:	Apollo Principal Holdings XII, L.P., its sole member
By: Apollo Principal Holdings XII GP, LLC, its general partner

By:	/s/ John J. Suydam

Name:	John J. Suydam Title: Vice President and Secretary

AMH HOLDINGS - WEDNESDAY SUB (CAYMAN), LLC

By:	AMH Holdings (Cayman), L.P., its sole member

By:	AMH Holdings GP, Ltd., its general partner
By: AGM Management Holdings GP, LLC, sole director

By:	/s/ John J. Suydam

Name:	John J. Suydam Title: Vice President and Secretary

[Signature Page to Shareholders Agreement]

APH XI HOLDINGS - WEDNESDAY SUB (CAYMAN), LLC

By:	Apollo Principal Holdings XI, LLC, its sole member

By:	/s/ William B. Kuesel

Name:	William Kuesel Title: Manager

APOLLO PRINCIPAL HOLDINGS VIII, L.P.
By: Apollo Principal Holdings VIII GP, Ltd., its General Partner

By:	/s/ John J. Suydam

Name:	John J. Suydam Title: Vice President and Secretary

[Signature Page to Shareholders Agreement]

Exhibit A

Apollo Related Holders
Each member of the AGM Executive Committee, each member of the AGM Management Committee, each Apollo Nominee and each employee of or consultant to AGM and the Controlled Affiliates of AGM.